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                                                                    Exhibit 23.6


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated January 28, 2003, except as to Note 16 for which the date is August 9, 2004, relating to the financial statements of SpeechWorks International, Inc., which appears in the ScanSoft, Inc. Form 8-K/A filed on August 27, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 21, 2005